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                                                                      EXHIBIT 10


                            REVOLVING LOAN AGREEMENT


         This Revolving Loan Agreement (the "Agreement"), dated as of September 15, 1995, is entered into by and between ST. PAUL BANCORP, INC., a Delaware corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

         WHEREAS, the Bank is willing to extend certain financial accommodations to the Borrower, and the Borrower is willing to enter into certain agreements with the Bank in connection therewith.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Change in Control" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower, which results in (a) the voting securities of the Borrower outstanding immediately prior thereto continuing to represent less than 45% of the combined voting power of the voting securities of the Borrower or any successor entity outstanding immediately after such sale, conveyance, assignments or other transfer or (b) the persons who were directors of the Borrower immediately prior to such sale, conveyance, assignment or other transfer shall cease to constitute at least 45 % of the Board of Directors of the Borrower or any successor entity.

         "GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied.

         "Liabilities" shall mean at all times all liabilities of the Borrower that would be shown as such on a balance sheet of the Borrower prepared in accordance with GAAP.

         "Material Subsidiary" shall mean St. Paul Federal Bank for Savings.

         "Revolving Loan Availability" shall mean $20,000,000.

         "Revolving Credit Termination Date" shall mean October 1, 1996. The Bank may, at its reasonable discretion, extend the Revolving Credit Termination Date for an additional year if no material adverse change in the financial condition of the Borrower occurs and no Change in Control has occurred with respect to the Borrower or any Material Subsidiary. The Bank shall provide notice to the Borrower of its intention not to extend this Agreement beyond the then applicable Revolving Credit Termination Date at least thirty (30) days prior to such applicable Revolving Credit Termination Date.
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         "Subsidiary" shall mean any corporation of which the Borrower and or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         2.  Commitment of the Bank.

              Revolving Loans.

                   (A) Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the warranties of Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such loans or advances (individually each a "Revolving Loan" and collectively the "Revolving Loans") to Borrower from time to time until, but not including the Revolving Credit Termination Date as Borrower may from time to time request, up to but not in excess of the Revolving Loans Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to but not including the Revolving Credit Termination Date, unless the credit extended under this Agreement is otherwise terminated as provided in this Agreement. The Bank may, at its reasonable discretion, extend the Revolving Credit Termination Date for an additional year if no material adverse change in the financial condition of the Borrower occurs and no Change in Control has occurred with respect to the Borrower or any Material Subsidiary.

                   (B) In the event the aggregate outstanding principal balance of all Revolving Loans exceeds the Revolving Loans Availability, Borrower shall, unless the Bank shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

                   (C) All Revolving Loans hereunder shall be repaid by Borrower on the Revolving Credit Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty. All such prepayments shall be applied first to interest on the unpaid balance of the Revolving Loans, and then to principal.

         3.  Conditions of Borrowing.

         Notwithstanding any other provision of this Agreement, the Loans shall not be required to be made by the Bank if:

         A. Adverse Changes. Since the date of this Agreement and up to the agreed upon date of such Loans, there has been, in the exercise of the Bank's reasonable discretion, a material adverse change in the financial condition of the Borrower; provided, however, that no material adverse change shall be deemed to occur as a result of any FDIC insurance premium special assessment paid by the Borrower or St. Paul Federal Bank;
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         B.   No Default.  Any Event of Default (as defined herein), or any event which, with notice or lapse of time, or both would constitute an Event of Default, has occurred and is continuing;

         C. Proceedings. All proceedings to be taken in connection with the transactions contemplated hereby and all documents incident thereto have not been completed, in form and substance satisfactory to the Bank;

         D. Loan Documents. The Bank shall have received, in form and substance satisfactory to Bank, the Loan Documents (as defined in Section 7), together with all certificates, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which Bank shall reasonably request;

         E. Litigation. If any litigation or governmental proceeding has been instituted against the Borrower or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, shall materially adversely affect the financial condition of the Borrower and such litigation or proceeding has not be vacated or stayed within sixty (60) days of the institution thereof; or

         F. Representations and Warranties. If any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material respect as of the date of any advance as though made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date.

         4.   Note Evidencing Borrowing.

         (A) Revolving Note. The Revolving Loans shall be evidenced by a Revolving Note (the "Revolving Note") of the Borrower in the form of Exhibit A hereto, dated as of the date hereof to mature on the Revolving Loan Termination Date. At the time of the initial disbursement under the Revolving Loans and at each time an additional borrowing shall be requested under the Revolving Loans or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be conclusive and binding evidence of the amounts advanced or repaid, absent demonstrable error. Failure of the Bank to record an amount advanced shall not affect the obligation of the Borrower to pay.

         (B) Interest. The principal amounts of all advances from time to time outstanding under the Revolving Loans shall bear interest calculated at the Borrower's option of the following:

              (i) the "Prime Rate", which shall mean the rate per annum in effect from time to time as set by the Bank and called its Prime Rate. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank; or

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              (ii) the "Adjusted LIBOR" rate, as hereinafter defined. Each LIBOR
              Loans must equal $100,000 or an integral multiple thereof. "Adjusted LIBOR" means a rate of interest equal to (i) seventy five (75) basis points in excess of (ii) the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loans and for a period equal to the relevant "Interest Period" (hereinafter defined) are offered generally to the Bank (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean successive one, two or three month periods as selected from time to time by the Borrower by notice given to the Bank not less than three banking days prior to the first day of each respective Interest Period; provided that:
              (i) each such Interest Period occurring after such initial period shall commence on the day on which the next preceding period expires; and (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; and (iii) if for any reason the Borrower shall fail to select timely an Interest Period, then it shall be deemed to have selected a one month period. Interest shall be payable quarterly, at maturity, after maturity on demand, and on the date of any payment hereon on the amount paid.

         Interest shall be payable quarterly, in arrears, commencing on January 1, 1996 and continuing on the first day of each calendar quarter on the unpaid principal balance of direct advances under the Revolving Note outstanding from time to time and shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at a fluctuating interest rate per annum equal at all times to the Prime Rate plus 2%.

         The Bank's determination of Adjusted LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent demonstrable error), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loans are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loans, such LIBOR Loans shall be immediately converted to Loans bearing interest at the Prime Rate.

         If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to the Bank, makes it unlawful for the Bank to make or maintain any LIBOR Loans

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evidenced hereby, such LIBOR Loans shall be immediately converted to Loans bearing interest at the Prime Rate.

         If, for any reason, any LIBOR Loans is paid prior to the last banking day of its then-current Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment; provided, that the Borrower shall not be required to indemnify the Bank for such additional costs or expenses which could have been avoided by the exercise by the Bank of reasonable diligence.

         If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loans to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loans or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent demonstrable error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loans or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount; provided, that the Borrower shall not be required to compensate and indemnify the Bank for such increased costs or reduced amounts which could have been avoided by the exercise by the Bank of reasonable diligence.

(C) Business Day. If any payment to be made by the Borrower hereunder or under the Note shall become due on a Saturday, Sunday or any legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

        5.   Manner of Borrowing.

        Each Revolving Loan hereunder shall be made available to Borrower upon its written or facsimile request. Such request must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Loans shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank. The Bank is authorized to rely on the facsimile loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case.

        6. Representations and Warranties.

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         To induce the Bank to make the Loans provided for herein, the Borrower represents and warrants to the Bank as follows:

         A. Organization. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

         B. Authorization; Validity. The Borrower has full right, power and authority to enter into this Agreement and to make the borrowings and execute and deliver the Loans Documents as herein provided for, and the execution and delivery of the Agreement and the Loan Documents shall not, nor shall the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the charter or by-laws of the Borrower or of any indenture, loan agreement or other material agreement of or affecting the Borrower or any of its properties. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are the valid and binding agreements of the Borrower in accordance with their respective terms.

         C. Financial Statements. All financial statements which have been submitted to the Bank have been prepared in accordance with GAAP on a basis, except as therein otherwise noted, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations for the Borrower as of the date and for the periods indicated. Since said dates, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower.

         D. Litigation. There is no litigation or governmental proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower, which, if adversely determined, would result in any material adverse change in the financial condition of the Borrower. The Borrower has duly filed all applicable material income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the knowledge of Borrower threatened, in respect of any tax returns of the Borrower.

         E. No Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents.

         F. ERISA Obligations. The Borrower shall promptly pay and discharge all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and shall promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by PBGC ("Plan"), (ii) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Borrower shall not terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

         G. Authority. Borrower has full power and authority to conduct its business as presently conducted, to enter into this Agreement and to perform all of its duties and obligations under this Agreement and the Loan Documents.

         H.   Absence of Breach.   The execution, delivery and performance of
              this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with this Loan shall not: (i) violate, in any material respect, any provisions of law or any applicable material regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, or any material instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower may be bound, the effect of which breach or default would result in a material adverse change in the financial condition of the Borrower. Borrower is not in default under any contract or agreement to which it is a party, the effect of which default shall materially adversely affect the performance by the Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement.

         I.   Adverse Circumstances.   No condition, circumstance, event,
              agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, which would constitute a default under any of the Loan Documents or which would constitute such a default with the giving of notice or lapse of time or both.

         J.   Complete Information.   This Agreement and all financial
              statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact or, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

         The foregoing representations and warranties shall survive the making of this Agreement and the issuance of the Note pursuant hereto, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all obligations to the Bank, and the Bank has been paid in full.

         7. Loan Documents. As a condition precedent to the making of the Loan, Borrower shall provide the Bank the following Loan Documents (collectively, the "Loan Documents"), all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

         A.   Loan Agreement.   Two copies of this Agreement duly executed by
              the Borrower.

         B. Revolving Note. A note duly executed by the Borrower in the amount of $20,000,000, payable to the order of the Bank, in the form attached hereto as Exhibit A.

         C.   Additional Documents.   Such other instruments and documents
              regarding Borrower as the Bank may reasonably require.

         8.   Negative Covenants.

         From and after the date hereof and so long as any credit remains available or in use by the Borrower under this Agreement, except to the extent compliance in any case or cases is waived in writing by the Bank, the Borrower shall not, directly or indirectly:

         A. Encumbrances. Create, assume, incur or suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any asset of the Borrower whether owned at the date hereof or hereafter acquired except (i) liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; (ii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iii) liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting an appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; (iv) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation; (v) good faith deposits in connection with lending contracts or leases to which the Borrower is a party; (vi) deposits to secure public or statutory obligations of the Borrower; (vii) liens existing on the date hereof and disclosed on the financial statements referred to in
              Section 6(C) hereof; (viii) liens and security interests granted to the Bank; and (ix) liens which do not, in the aggregate, exceed the greater of $100,000,000 or 50% of the financial equity of the Borrower, as reflected in the most recent financial statement of the Borrower.

         B. Investments. Make or have outstanding any new investments (whether through purchase of stocks or obligations or otherwise) in, or loans or advances to, any other person, firm or corporation, or acquire all or any substantial part of the assets or business of any other person, firm or corporation except (i) investments in direct obligations of the United States; (ii) investments in certificates of deposit issued by the Bank or any Bank with assets greater than One Hundred Million Dollars; (iii) investments in Prime Commercial Paper; (iv) as otherwise agreed in writing by the Bank; and (v) investments which would not impair the financial equity of the Borrower in excess of the greater of (x) $150,000,000 or (y) 33 1/3% of the financial equity of the Borrower, as reflected in the most recent financial statement of the Borrower. For purposes of this provision, the phrase "Prime Commercial Paper" shall mean short-term unsecured promissory notes sold by large corporations and rated A-1/P-1 by Standard & Poor's and Moody's. Notwithstanding anything in this
              Section 8B. to the contrary, the Borrower may make investments in the ordinary course of its business, including, but not limited to, purchases of its own stock, purchases of the stock or other assets of its Subsidiaries or as otherwise permitted by applicable federal or state regulations; provided, that no such purchase or acquisition shall result in a Change in Control of the Borrower or any Material Subsidiary.

         C. Transfer; Merger. Consummate any merger, consolidation, sale, transfer, lease, encumbrance or other disposition of all or any part of its property, assets or business, except in the ordinary course of business, if as a result of such merger, consolidation, sale, transfer, lease or encumbrance or other disposition a (i) a Change in Control shall occur with respect to the Borrower or any Material Subsidiary; and (ii) the amount of such merger, consolidation, sale, transfer, lease or encumbrance or other disposition is in excess of the greater of $100,000,000 or 50% of the financial equity of the Borrower, as reflected in the most recent financial statement of the Borrower.

         9.   Affirmative Covenants.

         From and after the date hereof and so long as any credit remains available or in use by the Borrower under this Agreement, except to the extent compliance is in any case or cases waived in writing by the Bank, the Borrower shall:

         A. Maintain Property. Maintain, preserve and keep its properties and equipment in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         B. Taxes. Pay and discharge all taxes, assessments and governmental charges upon or against Borrower or against any of its properties before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings.

         C. Financial Statements. Maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information respecting the business affairs, operations and financial condition of the Borrower, as may be reasonably requested; and shall furnish to the Bank as soon as available (i) within 120 days after the end of each fiscal year, a copy of the annual financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, audited by an independent certified public accountant approved by Borrower's shareholders and containing no qualifications which are unacceptable to Bank and certified to as accurate by the chief financial officer of Borrower, and (ii) within 45 days following the end of each fiscal quarter, a copy of the financial reports of Borrower with respect to such quarter, in reasonable detail, and certified to as accurate by the chief financial officer of Borrower. If the Borrower shall cease to become a publicly-held corporation, the Borrower's choice of an independent public accountant shall be one reasonably acceptable to the Bank.

         D. Access to Records. If at any time the Borrower shall cease to be a publicly-held corporation or upon the occurrence of an Event of Default hereunder, the Borrower shall allow Bank access to its corporate books and financial records, as the Bank may reasonably request.

         E. Insurance. Insure and keep insured in good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers' and public liability risks in good and responsible insurance companies; and shall upon request of the Bank furnish a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower.

         F. Notice of Proceedings. Promptly after the commencement thereof, give notice to the Bank in writing of all actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material adverse effect on the operations of the Borrower.

         G. Notice of Default. Immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of a Default, or an event which with notice or lapse of time or both would constitute a Default.

         10.  Events of Default.

         The following shall constitute events of default hereunder (each, an "Event of Default"):

         A. Payment. Borrower defaults in the payment of principal or interest due under the Note or any of the other Loan Documents and the same is not cured within seven (7) days following notice thereof from the Bank;

         B.   Representation.   Any material representation or warranty in this
              Agreement or any of the Loan Documents shall be false when made or at any time during the term of this Agreement or any extension thereof;

         C.   Nonperformance.   Borrower defaults in the performance of any
              covenant, condition or agreement contained in this Agreement or any of the Loan Documents and the same is not cured within twenty
              (20) days following notice thereof from the Bank;

         D. Assignment For Creditors. Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of Borrower is applied for or appointed, and if appointed in a proceeding brought against Borrower, any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within sixty
              (60) days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

         E. Bankruptcy. Any proceedings involving Borrower are commenced by or against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against Borrower, Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within sixty (60) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

         F. Judgments. There shall be entered against the Borrower one or more judgments or decrees involving in the aggregate a liability of $10,000,000 or more which is not covered by insurance, and any such judgment or decree shall not have been vacated, discharged or stayed pending appeal within sixty (60) days from the entry thereof.

         Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies set forth in the Loan Documents or as otherwise provided at law or in equity and, without limiting the generality of the foregoing, may, at its option, declare its commitments to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Bank to the Borrower however created or arising. There shall be no obligation to exercise any remedy available to the Bank in any order.

         11.  Miscellaneous.

         A. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided at law or in equity.

         B. Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement between the parties and there are no promises expressed or implied unless contained herein. No amendment, modification, termination or waiver of any provision of this Agreement or any of the Loan Documents or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         C. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, and addressed as follows:

         If to BORROWER:                        St. Paul Bancorp, Inc.
                                                6700 West North Avenue
                                                Chicago, Illinois 60635
                                                Attention: Robert Parke

         With a copy to:                        St. Paul Bancorp, Inc.
                                                6700 West North Avenue
                                                Chicago, Illinois 60635
                                                Attention: Clifford M. Sladnick,
                                                             General Counsel

         If to the BANK:                        LaSalle National Bank
                                                135 S. LaSalle Street
                                                Chicago, Illinois  60674
                                                Attention:  Jeffery J. Bowden

         With a copy to:                        ABN AMRO North America, Inc.
                                                Legal Department
                                                135 S. LaSalle Street, Suite 325
                                                Chicago, Illinois 60674

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

         D. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         E. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the

                 Borrower shall not have the right to consummate the assignment its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may, at any time, assign the Bank's rights in the Agreement and the Loan Documents or at any time sell one or more participations in the Loans; provided, that the Bank shall use its best efforts to give the Borrower sixty (60) days prior notice of any such assignment.

         F. Governing Law. This Agreement and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

         G. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

         H. Survival. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement and the Note.

         I. Extensions. This agreement shall secure and govern the terms of any extensions or renewals of the Note.

         J. Time of Essence. Time is of the essence in connection with all matters relating to this Agreement.

         K. Expenses. The Borrower shall pay all reasonable costs and expenses, if any, in connection with the collection and enforcement of this Agreement, the Loan Documents, the Note and the other instruments and documents to be delivered hereunder including, without limitation, reasonable attorney's fees. In addition, the Borrower shall pay any and all recording fees, stamp and other taxes determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective, duly authorized officers, as of the date first above written.

                                        ST. PAUL BANCORP, INC.

                                        By:      _________________________

                                        Its:     _________________________


                                        LASALLE NATIONAL BANK

                                        By:      ________________________

                                       Its:     ________________________